INDOOR HARVEST CORP. 8-K

Exhibit 99.1

Daniel Weadock Joins Indoor Harvest Corp as Chief Executive Officer

HOUSTON, TX – (Globe Newswire) – February 26, 2018 – Indoor Harvest Corp. (OTCQB: INQD), a developer of personalized cannabis medicines and a provider of advanced cultivation methods and processes, announced today that Daniel Weadock will join the Company as a member of the Board of Directors and as Chief Executive Officer, replacing the Interim position held by Mr. Rick Gutshall.

Mr. Weadock is Co-Founder and CEO of Junebug Technologies, LLC., a next generation microbial biotechnology company focused on developing solutions based on photosynthetic bacteria and other versatile microorganisms. Since July 2005, Mr. Weadock has additionally served as President and CEO of The International in Bolton, Massachusetts, a world class golf and special event destination with its own boutique lodge and signature restaurant. As a change maker, he led a cultural and business transformation, from a very traditional and conservative enterprise to a more modern, open and forward thinking organization.

Prior to The International, Mr. Weadock served as Vice President of Enterprise Sales for Williams Telecommunications from 2002 through 2004, building a new sales team and opening new doors in global markets. From 1999 through 2001, Mr. Weadock served as Co- Founder and CEO of FilmAxis, an online, broadband virtual film market, where he lead business plan development and capital raising. Prior to FilmAxis, Mr. Weadock was an Executive Vice President of Consortio, located in Seattle, Washington, an incubator of internet based business to business communities, where he lead business development.

Before joining Consortio, Mr. Weadock spent a year working with Fast Engines as their VP of Sales and President, from 1998 through 1999, his first start up in Cambridge, Massachusetts, a small software development company. Prior to Fast Engines, Mr. Weadock spent more than 10 years with Cable & Wireless Plc in a variety of roles around the world. After landing one of the largest wireless deals in Cable & Wireless’ history, Mr. Weadock was awarded a Fellowship to MITs Sloan School of Management where he earned a Master of Science in Management. Mr. Weadock has travelled the world extensively and has lived in both London, England and Brussels, Belgium. He has four children and loves the great outdoors.

Mr. Weadock is a forward thinking visionary who will bring his many years of experience as a thought leader and an agent of change to the next stage of development at Indoor Harvest. “Mr. Weadock’s experience and industry relationships will make a valuable addition to our executive team. With a proven background in change management, working in the bio-economy, hospitality and technology industries, Mr. Weadock brings a history of proven success. Additionally, we will shortly be announcing the formation of an advisory board, made up of well-known industry professionals, to help advise our executive team in the execution of our business plans”, stated Rick Gutshall, Director of Indoor Harvest

Mr. Weadock added, “I am pleased to join Indoor Harvest, where we are creating a better world using science and technology to elevate the human condition.  Indoor Harvest is currently positioned to be a global leader in developing finely tuned, precise cannabis medicines, utilizing technology and science to manipulate, control and optimize phenotypic expression.  I’m looking forward to leading the Indoor Harvest team as it constructs and completes its technology integration trials in Tempe, Arizona and begins its development in Parachute, Colorado, and ultimately seeks registration under the Controlled Substance Act.”

About Indoor Harvest Corp

Indoor Harvest Corp (OTCQB: INQD), through its brand name Indoor Harvest®, is a developer of personalized cannabis medicines and a provider of advanced cultivation methods and processes for the cannabis industry. The Company is a pending applicant under the Texas Compassionate Use Program and is planning to develop facilities in Arizona and Colorado. We are seeking to use the relationships and technology we have developed to become a registered producer and seller under the federal Controlled Substance Act (“CSA”) of pharmaceutical grade Cannabis for research by third parties developing targeted treatment for specific medical symptoms.

Forward-Looking Statements

This release contains certain “forward-looking statements” relating to the business of Indoor Harvest and its subsidiary companies, which can be identified by the use of forward-looking terminology such as “estimates,” “believes,” “anticipates,” “intends,” expects” and similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. These forward-looking statements are based on Indoor Harvest’s current expectations and beliefs concerning future developments and their potential effects on Indoor Harvest. There can be no assurance that future developments affecting Indoor Harvest will be those anticipated by Indoor Harvest. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. Indoor Harvest undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contact Information

Indoor Harvest Corp

Sandra Fowler, Chief Marketing Officer

sfowler@indoorharvest.com